United States
                    Securities and Exchange Commission
                          Washington, DC  20549


                                 FORM 8-K
                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of report (Date of earliest event reported): January 20, 2011


                            NASB FINANCIAL, INC.
           (Exact Name of Registrant as Specified in its Charter)


                                  MISSOURI
       (State or Other Jurisdiction of Incorporation or Organization)


         0-24033                             43-1805201
 (Commission File Number)       (I. R. S. Employer Identification No.)


                          12498 South 71 Highway
                         Grandview, Missouri 64030
           (Address of Principal Executive offices)(Zip Code)


  Registrant's telephone number, including area code:  (816) 765-2200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.07  Submission of Matters to a Vote of Security Holders

     On January 20, 2011, NASB Financial, Inc. (the "Company") held its Annual Meeting of Stockholders at the Company's Grandview branch office, 12498 South 71 Highway, Grandview, Missouri, for the following purposes: (1) to elect two directors of the Company to serve three-year terms; (2) to ratify the appointment by the Board of Directors of the firm of BKD, LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending September 30, 2011; and (3) to transact such other business as may properly come before the meeting.

     Set forth below are the final voting results for each proposal submitted to a vote at the Annual Meeting of Stockholders:


Proposal 1: Election of two directors to serve a three-year term expiring in 2014.

Nominee               For           Withheld      Broker Non-Votes
-------               ---           --------      ----------------
Barrett Brady         5,109,682     97,734        2,100,286
Keith B. Cox          5,117,940     89,476        2,100,286


Proposal 2: Appointment of BKD, LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending September 30, 2011.

For                  Against              Abstain
---                  -------              -------
7,261,656            37,375               8,671


     Each director nominee and proposal received the necessary votes in favor to be adopted by the Company's stockholders at the Annual
Meeting.


                                   1
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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NASB FINANCIAL, INC.

January 20, 2011                     By:    /s/ Rhonda Nyhus
                                            Rhonda Nyhus
                                            Vice President and
                                              Treasurer



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